DRYDEN NATIONAL MUNICIPALS FUND, INC.
GATEWAY CENTER THREE
NEWARK, NEW JERSEY 07102




March 1, 2006


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


Re:	Dryden National Municipals Fund, Inc. (the "Fund")
File No. 811-2992

Ladies and Gentlemen:

Please find enclosed the Annual Report on Form N-SAR for the Fund for the fiscal year ended December 31, 2005. This Form N-SAR was filed using the EDGAR System.

Very truly yours,


/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary







This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 1st day of March 2006.



	DRYDEN NATIONAL MUNICIPALS FUND, INC.



Witness:  /s/ George Chen 				By:	 /s/ Jonathan D. Shain
   George Chen					 Jonathan D. Shain
					Assistant Secretary



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